Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Genie O’ Malley, Chief Executive Officer and Chief Financial Officer of Living Breath Project, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K of Living Breath Project, Inc. for the period ended May 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Living Breath Project, Inc.

Date: September 27, 2013	/s/ Genie O’Malley
Name: Genie O’Malley
Title: President, Chief Executive Officer, Chief Financial
Officer, Secretary and Treasurer
(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Living Breath Project, Inc. and will be retained by Living Breath Project, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.